UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):             December 29, 2005

                              COMMAND CENTER, INC.
                   (f.k.a. Temporary Financial Services, Inc.)
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             (Exact name of registrant as specified in its charter)

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
             Washington                               333-60326                             91-2079472
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    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)


         3773 West Fifth Avenue, Post Falls, Idaho                                            83854
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Address of principal executive offices                                                       Zip Code
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Registrants telephone number, including area code: 480-609-1250


                       Temporary Financial Services, Inc.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

      As more fully described in Item 2.01, below, on December 29, 2005, Command Center, Inc. ("Command Center") (formerly known as Temporary Financial Services, Inc.) entered into a Sale and Leaseback Agreement with John R. Coghlan for the sale of real property in Post Falls, Idaho, and the subsequent leaseback of the same property for a three year term with a two year renewal option. Mr. Coghlan is a director of Command Center. The selling price of the property was $1,125,000 and the lease amount is $10,000 per month. Other material terms of the Agreement are described in Item 2.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets

      On December 29, 2005, Command Center sold real property to John R. Coghlan for $1,125,000 and concurrently leased back the same property on a thirty-six month lease with a two year renewal option. The real property is located at 3773
W. Fifth Avenue, Post Falls, Idaho 83854, and was acquired from an unrelated third party for $1,125,000 on November 22, 2005.

      As previously reported, the real property consists of slightly more than two acres of land and a building with approximately 16,000 square feet of office space (collectively the "Building"). Command Center closed its purchase of the Building on November 22, 2005 at a purchase price of $1,125,000.

      Following the closing of the purchase of the Building, Command Center continued to operate its franchise and software businesses and is working to finalize the acquisition of up to seventy temporary staffing stores owned by franchisees of Command Center. Command Center has moved into the building in Post Falls and expects to consolidate its corporate operations there over the next three months.

      As a result of the increased visibility that Command Center has experienced through the combination of Command Center (formerly known as "Temporary Financial Services, Inc.") with Command Staffing LLC ("Command Staffing") and Harborview Software, Inc. ("Harborview"), Command Center has been approached by a number of temporary staffing business owner/operators regarding business acquisition opportunities. As originally structured, the Command Center transaction consolidated the franchise company (Command Staffing), the software company (Harborview), and up to seventy franchisees into a temporary staffing business with a national footprint. Cash flow requirements and operating plans were formulated around this consolidated entity. The additional opportunities being presented are attractive to management but are likely to require additional operating funds.

      In order to increase flexibility in making additional acquisitions, and to free up the building equity for business operations and expansion, management elected to sell the Building in Post Falls to John R. Coghlan, a Director of the Company, and to leaseback the building. Under the Sale and Leaseback Agreement (the "Agreement"), Command Center sold the building for $1,125,000 to John R. Coghlan and leased back the property for a thirty-six month term at a rental of $10,000 per month, triple net. The lease includes an option to extend for two additional years at the same rental rate and grants Command Center the option to repurchase the Building any time after January 1, 2008 at the sale price of $1,125,000. Mr. Coghlan offered to accept restricted common stock in payment of the monthly rent. For this purpose, the common stock would be valued at 80% of the bid price for the shares in the Over-the-Counter Bulletin Board market (or other applicable securities market) on the first day of each month.


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      In undertaking this transaction, the disinterested directors considered the terms and concluded that the sale and leaseback were on terms at least as favorable to Command Center as those available from an unrelated third party. The rental amount of $10,000 was considered fair value for the space being rented. The fact that the rental was fixed for up to five years was also considered an advantage. The repurchase right at any time after January 1, 2008 at the price at which the Building was sold to Mr. Coghlan was also favorable. Mr. Coghlan's willingness to accept stock for the rental amount will also serve to free up additional capital that can be used for expansion opportunities. Taking all of these considerations into account, the Board of Directors determined that the sale and leaseback transaction was in the best interests of the Company. Mr. Coghlan abstained from voting on the sale and leaseback transaction.

      The lease agreement provides for a three year term with a two year renewal option. The space available in the Building is expected to be adequate for the needs of Command Center for the next five years. The lease agreement allows Command Center to sublet surplus space.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      As noted in Item 2.01 above, in connection with the November 22, 2005 purchase of the Building in Post Falls, Idaho, Command Center borrowed $600,000 from John R. Coghlan, a director of Command Center. This loan was offset against the selling price of the building to Mr. Coghlan and the financial obligation to Mr. Coghlan is thereby terminated.

      As described in Item 2.01, the Sale and Leaseback Agreement creates a continuing rental obligation from Command Center to Mr. Coghlan in the amount of $10,000 per month. This obligation runs from January 1, 2006 for a three year term. Command Center has the option of extending the term for an additional two years at its sole election.

Item 3.02. Unregistered Sales of Equity Securities

      Pursuant to the terms of the Sale and Leaseback Agreement described in
Item 2.01, John R. Coghlan has offered to accept shares of restricted common stock of Command Center in payment of rent. Such shares would be issued monthly at a value per share equal to 80% of the then current bid price for the shares in the Over-the-Counter Bulletin Board market operated by NASDAQ. The number of shares issued each month under this arrangement will depend on the bid price of stock on the first of each month. A sufficient number of shares will be issued each month to total to the $10,000 monthly rental amount. These issuances are exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 506 of Regulation D and the corresponding exemption from registration afforded under the laws of the State of Washington. Mr. Coghlan has represented that he is an accredited investor as that term is defined in Regulation D and that he is acquiring the shares for investment purposes only. The certificates representing the common shares issued will be restricted securities and will bear a legend restricting further transfer unless the shares are first registered or an exemption from registration is established to the satisfaction of Command Center.

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Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1 Sale and Leaseback Agreement Dated December 29, 2005 between Command Center, Inc. and John R. Coghlan.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.                                            January 3, 2006

/s/ Brad E. Herr
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Brad E. Herr, Secretary


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